Exhibit 99.1

Alector Secures Flexible Credit Facility for Up to $50 Million From Hercules Capital

South San Francisco, Calif., November 14, 2024 -- Alector, Inc. (Nasdaq: ALEC), a clinical-stage biotechnology company pioneering immuno-neurology, today announced that the Company has entered into a debt financing agreement with Hercules Capital, Inc. (NYSE: HTGC) for up to $50 million.

“Alector is in a strong cash position with more than $457 million in cash and investments. This credit facility further enhances our financial strength and provides the Company with increased strategic and operational flexibility,” said Marc Grasso, M.D., Chief Financial Officer of Alector. “We anticipate transformational data from both the AL002 INVOKE-2 Phase 2 trial and the latozinemab INFRONT-3 pivotal Phase 3 trial within our runway. This credit facility provides additional funding to advance our preclinical pipeline including our proprietary, versatile Alector Brain Carrier blood-brain barrier platform and programs.”

Under the terms of the agreement, Alector drew an initial $10 million at closing. An additional $15 million is available at the Company’s request through June 30, 2026, with an additional $25 million available upon lender approval. The Company is under no obligation to draw funds in the future. The credit facility carries a low double-digit cost of capital.

“Hercules is pleased to enter into a strategic relationship with Alector as it advances its portfolio of assets aimed at treating neurodegenerative diseases,” said Lake McGuire, Managing Director at Hercules Capital. “This capital commitment from Hercules seeks to help Alector deliver new therapeutic options to patients and further advance their novel and proprietary blood-brain barrier technology.”

Alector’s cash, cash equivalents and investments were $457.2 million as of September 30, 2024. Excluding this $50 million credit facility, the Company believes that its current cash, cash equivalents and investments will be sufficient to fund its operations through 2026.

About Alector

Alector is a clinical-stage biotechnology company pioneering immuno-neurology, a novel therapeutic approach for the treatment of neurodegenerative diseases. Immuno-neurology targets immune dysfunction as a root cause of multiple pathologies that are drivers of degenerative brain disorders. Alector has discovered and is developing a broad portfolio of innate immune system programs, designed to functionally repair genetic mutations that cause dysfunction of the brain’s immune system and enable rejuvenated immune cells to counteract emerging brain pathologies. Alector’s immuno-neurology product candidates are supported by biomarkers and seek to treat indications, including Alzheimer’s disease and genetically defined frontotemporal dementia patient populations. Alector is headquartered in South San Francisco, California. For additional information, please visit www.alector.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding our business plans, business strategy, product candidates, blood-brain barrier technology platform, planned and ongoing preclinical studies and clinical trials, anticipated timing of and detail regarding release of data for INVOKE-2 and INFRONT-3, expected milestones, expectations of our collaborations, expectations of our interactions with regulatory authorities, and financial and cash guidance. Such statements are subject to numerous risks and uncertainties, including but not limited to risks and uncertainties as set forth in Alector’s Quarterly Report on Form 10-Q filed on November 6, 2024, with the Securities and Exchange Commission (“SEC”), as well as the other documents Alector files from time to time with the SEC. These documents contain and identify important factors that could cause the actual results for Alector to differ materially from those contained in Alector’s forward-looking statements. Any forward-looking statements contained in this press release speak only as of the date hereof, and Alector specifically disclaims any obligation to update any forward-looking statement, except as required by law.

Alector Contacts:

Alector

Katie Hogan

202-549-0557

katie.hogan@alector.com

1AB (media)
Dan Budwick
973-271-6085
dan@1abmedia.com

Argot Partners (investors)
Laura Perry
212-600-1902
alector@argotpartners.com